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                                                                     EXHIBIT 5.1

                       Akerman, Senterfitt & Eidson, P.A.
                                Attorneys at Law
                          SunTrust International Center
                                   28th Floor
                              One S.E. Third Avenue
                            Miami, Florida 33131-1704
                                 (305) 374-5600
                             Telecopy (305) 374-5095


                                  June 29, 1999

Republic Services, Inc.
110 S.E. Sixth Street, 28th Floor
Fort Lauderdale, FL  33301

Gentlemen:

         We have acted as counsel to Republic Services, Inc., a Delaware corporation (the "Company") with respect to the filing by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a Registration Statement on Form S-8 (the "Registration Statement") covering the issuance of up to 800,000 shares (the "Shares") of the Company's common stock, par value $0.01 per share (the "Common Stock"), which may be issued from time to time in accordance with the terms of the Republic Services 401(k) Plan (the "Plan").

         Based on our review of the Company's Amended and Restated Certificate of Incorporation, as amended, the Company's Amended and Restated Bylaws, the Plan and documents related thereto, and such other documents and records as we have deemed necessary and appropriate, and based upon representations made to us by the officers and directors of the Company, we are of the opinion that:

         1. The Company is duly formed and validly existing as a corporation in good standing under the laws of the State of Delaware.

         2. When the Registration Statement becomes effective under the Securities Act and the Shares are issued in accordance with the terms and conditions of the Plan, the Shares will constitute legally issued, fully paid and non-assessable securities of the Company.

         The opinions expressed herein are limited to the corporate laws of the State of Delaware, and we express no opinion as to the effect on the matters covered by any other jurisdiction.

         We consent to the filing of this opinion of counsel as Exhibit 5.1 to the Registration Statement.

                                          Very truly yours,

                                          AKERMAN, SENTERFITT & EIDSON, P.A.

                                          /s/ Akerman, Senterfitt & Eidson, P.A.